EXHIBIT 23.2




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To  the  Board  of  Directors
Orbit  International  Corp.


We  hereby  consent  to  incorporation  by  reference  in  Registration  Numbers
333-25979, 333-69410 and 333-122575 on Form S-8 and Registration Number 333-130629 on Form S-3 of our report dated March 27, 2007 on the consolidated balance sheet of Orbit International Corp. and Subsidiaries as of December 31, 2006 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended, which appears in the December 31, 2007 Annual Report on Form 10-K of Orbit International Corp.




GOLDSTEIN  GOLUB  KESSLER  LLP
New  York,  New  York

March  31,  2008